EXHIBIT 10.1

EIGHTH LOAN MODIFICATION AGREEMENT

This Eighth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of August 3, 2010 (the “Eighth Loan Modification Effective Date”) by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and SATCON TECHNOLOGY CORPORATION, a Delaware corporation (“Satcon”); SATCON POWER SYSTEMS, INC., a Delaware corporation (“Power”); SATCON ELECTRONICS, INC., a Delaware corporation (“Electronics”), each with offices located at 27 Drydock Avenue, Boston, Massachusetts 02210; and SATCON POWER SYSTEMS CANADA LTD., a corporation organized under the laws of the Province of Ontario, Canada with offices located at 835 Harrington Court, Burlington, Ontario L7N 3P3 (the “Canadian Borrower”; and together with Satcon, Power and Electronics, individually and collectively, jointly and severally, the “Borrower”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of February 20, 2008, evidenced by, among other documents, a certain Loan and Security Agreement dated as of February 20, 2008, as amended by that certain First Loan Modification Agreement, dated as of the First Loan Modification Effective Date, as further amended by that certain Second Loan Modification Agreement, dated as of the Second Loan Modification Effective Date, as further amended by that certain Third Loan Modification Agreement, dated as of September 29, 2009, as further amended by that certain Waiver and Fourth Loan Modification Agreement, dated as of February 18, 2010, as further amended by that certain Fifth Loan Modification Agreement, dated as of March 10, 2010, as further amended by that certain Sixth Loan Modification Agreement, dated as of April 22, 2010 and as further amended by that certain Seventh Loan Modification Agreement, dated as of June 16, 2010 (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.             DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and in a certain Intellectual Property Security Agreement dated as of February 20, 2008, as may be amended from time to time (the “IP Agreement”).

Hereinafter, the Loan Agreement and the IP Agreement, together with all other documents executed in connection therewith evidencing, securing or otherwise relating to the Obligations (other than this Loan Modification Agreement) shall be referred to as the “Existing Loan Documents”.

3.             DESCRIPTION OF CHANGE IN TERMS.

A.                                   Modifications to Loan Agreement.

1                                          The Loan Agreement shall be amended by deleting the following text appearing as Section 2.3(a) thereof:

“(a)         (i)            Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line (other than the Non-formula Sublimit) shall accrue interest at a floating per annum rate equal to the Prime Rate plus one percent (1.00%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(g) below; provided, however, commencing on July 1, 2010, provided no Default or Event of Default has occurred or would occur as a result of notice and/or the passage of time, subject to Section 2.3(b), the principal amount outstanding under the Revolving Line (other than under the Non-formula Sublimit) shall accrue interest at a floating per annum rate equal to the Prime Rate plus one-half of one percent (0.50%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(g) below.

(ii)           Non-formula Sublimit. Subject to Section 2.3(b), the principal amount of Advances outstanding under the Non-formula Sublimit shall accrue interest at a fixed per annum rate equal to eight percent (8.00%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(g) below; provided, however, commencing on July 1, 2010, provided no Default or Event of Default has occurred or would occur as a result of notice and/or the passage of time, subject to Section 2.3(b), the principal amount of Advances outstanding under the Non-formula Sublimit shall accrue interest at a fixed per annum rate equal to six and one-half of one percent (6.50%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(g) below.”

and inserting in lieu thereof the following:

“(a)         (i)            Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line (other than the Non-formula Sublimit) shall accrue interest at a floating per annum rate equal to the Prime Rate plus one-half of one percent (0.50%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(g) below.

(ii)           Non-formula Sublimit. Subject to Section 2.3(b), the principal amount of Advances outstanding under the Non-formula Sublimit shall accrue interest at a floating per annum rate equal to the Prime Rate plus two and one-half of one percent (2.50%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(g) below.”

2                                          The Loan Agreement shall be amended by deleting the following text appearing as Section 2.4(d) thereof:

“(d)         Unused Revolving Line Facility Fee.  A fee (the “Unused Revolving Line Facility Fee”), which fee shall be paid monthly, in arrears, on the last day of each month, in an amount equal to five-eighths of one-percent (0.625%) per annum of the average unused portion of the Revolving Line, as determined by Bank.  Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the within Agreement, or suspension or termination of Bank’s obligation to make loans and advances hereunder;”

and inserting in lieu thereof the following:

“(d)         Unused Revolving Line Facility Fee.  A fee (the “Unused Revolving Line Facility Fee”), which fee shall be paid monthly, in arrears, on the last day of each month,

in an amount equal to one-half of one-percent (0.50%) per annum of the average unused portion of the Revolving Line, as determined by Bank.  Borrower shall not be entitled to any credit, rebate or repayment of any Unused Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the within Agreement, or suspension or termination of Bank’s obligation to make loans and advances hereunder;”

3                                          The Loan Agreement shall be amended by deleting the following text appearing as Section 6.3(c) thereof:

“(c)         Collection of Accounts.  Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing.  All payments on, and proceeds of, Accounts shall be deposited directly by the applicable Account Debtor into a lockbox account, or such other “blocked account” as Bank may specify, pursuant to a blocked account agreement in form and substance satisfactory to Bank in its sole discretion.  Whether or not an Event of Default has occurred and is continuing, Borrower shall hold all payments on, and proceeds of, Accounts in trust for Bank, and Borrower shall promptly deliver all such payments and proceeds to Bank in their original form, duly endorsed, to be applied to be applied to the Obligations pursuant to the terms of Section 9.4 hereof; provided, however, in the event (i) Borrower maintains or exceeds $10,000,000 in (A) Borrower’s unrestricted cash on deposit at Bank plus (B) unused availability pursuant to the Revolving Line under this Agreement, as determined by Bank with reference to the Availability Amount set forth herein and (ii) no Default or Event of Default has occurred and in is continuing, Payments on, and proceeds of, Accounts shall be applied to the Obligations pursuant to the terms of Section 9.4 hereof only in the event the outstanding principal amount of the Obligations then exceeds $4,500,000 (and only to the extent the Obligations then exceed $4,500,000) and shall otherwise be transferred by Bank to an operating account of Borrower maintained at Bank.”

and inserting in lieu thereof the following:

“(c)         Collection of Accounts.  Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing.  All payments on, and proceeds of, Accounts shall be deposited directly by the applicable Account Debtor into a lockbox account, or such other “blocked account” as Bank may specify, pursuant to a blocked account agreement in form and substance satisfactory to Bank in its sole discretion.  Whether or not an Event of Default has occurred and is continuing, Borrower shall hold all payments on, and proceeds of, Accounts in trust for Bank, and Borrower shall promptly deliver all such payments and proceeds to Bank in their original form, duly endorsed, to be applied to be applied to the Obligations pursuant to the terms of Section 9.4 hereof; provided, however, in the event (i) Borrower maintains or exceeds $10,000,000 in (A) Borrower’s unrestricted cash on deposit at Bank plus (B) unused availability pursuant to the Revolving Line under this Agreement, as determined by Bank with reference to the Availability Amount set forth herein and (ii) no Default or Event of Default has occurred and in is continuing, Payments on, and proceeds of, Accounts shall be transferred by Bank to an operating account of Borrower maintained at Bank.”

4                                          The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9 thereof:

“              6.9          Financial Covenants.

Borrower shall maintain at all times, to be certified by the Borrower as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a)           Liquidity.  (I) From the Sixth Loan Modification Effective Date through and including June 29, 2010, Borrower shall maintain (A) unrestricted cash on deposit at Bank plus (B) the difference between (i) gross Borrowing Base availability (as determined by Bank from Borrower’s most recent Borrowing Base Certificate, but in any event excluding any availability under the Non-formula Sublimit) minus (ii) all outstanding Obligations owed by Borrower to Bank (excluding outstanding Advances under the Non-formula Sublimit), of at least $4,000,000; and (II) From June 30, 2010 and at all times thereafter, Borrower shall maintain (A) unrestricted cash on deposit at Bank plus (B) the difference between (i) gross Borrowing Base availability (as determined by Bank from Borrower’s most recent Borrowing Base Certificate, but in any event excluding any availability under the Non-formula Sublimit) minus (ii) all outstanding Obligations owed by Borrower to Bank (excluding outstanding Advances under the Non-formula Sublimit), of at least $14,000,000.

(b)           Tangible Net Worth.  A Tangible Net Worth, tested as of the last day of each fiscal quarter, of at least the following for the periods listed below:

Quarterly Period Ending	Minimum Tangible Net Worth
March 31, 2010	$7,500,000
June 30, 2010	$8,000,000
September 30, 2010, December 31, 2010 and March 31, 2011	$11,000,000
June 30, 2011, and each quarterly period ending thereafter	$13,000,000

The Tangible Net Worth requirements set forth above shall increase by 50% of the proceeds from issuances of equity and/or the incurrence of Subordinated Debt after the Fifth Loan Modification Effective Date.”

and inserting in lieu thereof the following:

“              6.9          Financial Covenants.

Borrower shall maintain at all times, to be certified by the Borrower as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:

(a)           Liquidity.  (I) From the Eighth Loan Modification Effective Date through and including March 31, 2011, Borrower shall maintain (A) unrestricted cash on deposit at Bank plus (B) unused availability pursuant to the Revolving Line under this Agreement, as determined by Bank with reference to the Availability Amount set forth herein (including, through August 30, 2010, the unused availability under the Non-formula Sublimit), of at least $5,000,000; and (II) From April 1, 2011 and at all times thereafter,

Borrower shall maintain (A) unrestricted cash on deposit at Bank plus (B) unused availability pursuant to the Revolving Line under this Agreement, as determined by Bank with reference to the Availability Amount set forth herein, of at least $6,500,000.

(b)           Adjusted EBITDA. Achieve EBITDA minus Capital Expenditures, tested as of the last day of each fiscal quarter on a trailing quarterly basis or trailing two-quarter’s basis, as indicated below, of at least the following for the periods listed below:

Quarterly Period Ending	Minimum Adjusted EBITDA
Trailing quarterly period ending September 30, 2010	$(2,000,000)
Trailing quarterly period ending December 31, 2010	$2,000,000
Trailing two-quarter period ending March 31, 2011	$5,000,000
Trailing two-quarter period ending June 30, 2011	$5,000,000
Trailing two-quarter period ending September 30, 2011	$5,000,000

5                                          The Loan Agreement shall be amended by deleting the following definition from Section 13.1 thereof:

“              “Borrowing Base” is 80% of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

“Eligible Foreign Accounts” are Accounts for which the Account Debtor does not have its principal place of business in the United States but are otherwise Eligible Accounts that are, on a case-by-case basis, acceptable to Bank in its sole reasonable discretion.

“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries, if any, for any period as at any date of determination, the net profit (or loss),  after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

“Revolving Line” is an Advance or Advances in an aggregate amount of up to $10,000,000 outstanding at any time.”

and inserting in lieu thereof the following:

“              “Borrowing Base” is (a) 80% of Eligible Accounts plus (b) seventy percent (70%) of Eligible Chinese Accounts, in each case as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

“Eligible Foreign Accounts” are Accounts (other than Eligible Chinese Accounts) for which the Account Debtor does not have its principal place of business in the United States but are otherwise Eligible Accounts, that: (i) the Account Debtors for which have a principal place of business in any of Canada, France, Germany, Italy, Japan or the United Kingdom, the billing and payment receipt history for which is acceptable to Bank, in its sole discretion; (ii) are supported by letters of credit acceptable to Bank, in its sole discretion; or (iii) are insured by insurance policies acceptable to Bank, in its sole discretion.  In any event, Bank reserves the right to include in or exclude from the Borrowing Base any Accounts, in its sole discretion.

“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries, if any,  for any period as at any date of determination, the net profit (or loss), exclusive of any extraordinary gains, after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

“Revolving Line” is an Advance or Advances in an aggregate amount of up to $15,000,000 outstanding at any time.”

6                                          The Loan Agreement shall be amended by inserting the following definitions in the appropriate alphabetical order in Section 13.1 thereof:

“              “Capital Expenditures” means, with respect to any Person for any period, the sum of (a) the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, plus (b) to the extent not covered by clause (a), the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or capitalized assets or the capital stock of any other Person.

“EBITDA” shall mean (a) Net Income, exclusive of any non-cash gains or losses due to mark-to-market changes in the value of Borrower’s warrants, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense (including, without limitation, deferred financing costs and expenses), plus (d) income tax expense, plus (e) non-cash stock compensation expense.

“Eighth Loan Modification Agreement” means that certain Eighth Loan Modification Agreement, dated as of the Eighth Loan Modification Effective Date, by and between Borrower and Bank.”

“Eighth Loan Modification Effective Date” is the date noted in the preamble to the Eighth Loan Modification Agreement.

“Eligible Chinese Accounts” are Accounts for which the Account Debtor has a principal place of business in China but are otherwise Eligible Accounts that are supported by a letter of credit acceptable to Bank, in its sole discretion and that are, on a case-by-case basis, acceptable to Bank in its sole reasonable discretion.

“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, if any, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).”

7                                          The Loan Agreement shall be amended by deleting the following definition from Section 13.1 thereof:

“              “Tangible Net Worth” is, on any date, the consolidated total assets of Borrower and its Subsidiaries plus (a) Deferred Financing Costs minus (b) any amounts attributable to (i) goodwill, (ii) intangible items including unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (iii) notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates, and (iv) reserves not already deducted from assets, minus (c) Total Liabilities (exclusive of warrant and preferred stock liabilities, provided such liabilities have redemption dates that exceed the term of this Agreement, as certified by Borrower to Bank).”

8                                          The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

4.             FEES.  Borrower shall pay to Bank a modification fee in the amount of Twenty Five Thousand Dollars ($25,000.00) (the “Modification Fee”), which Modification Fee shall be due and payable and fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred by Bank in connection with the Existing Loan Documents and this amendment thereto.

5.             RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms, and reaffirms, all and singular, the terms and conditions of the IP Agreement and acknowledges, confirms and agrees that the IP Agreement contains an accurate and complete listing of all Intellectual Property.

6.             RATIFICATION OF PERFECTION CERTIFICATE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 10, 2010 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures Borrower provided to Bank in the Perfection Certificate, as amended, has not changed.

7.             AUTHORIZATION TO FILE.  Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

8.             CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9.             RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10.           NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that, as of the date of this Loan Modification Agreement, Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11.           CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

12.           RIGHT OF SET-OFF.  In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any Obligation of Borrower, even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13.           JURISDICTION/VENUE.  Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement.  NOTWITHSTANDING THE FOREGOING,  THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ANY OF THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK’S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

14.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the Eighth Loan Modification Effective Date.

BORROWER:

SATCON TECHNOLOGY CORPORATION

By	/s/ Donald R. Peck
Name:	Donald R. Peck
Title:	CFO

SATCON POWER SYSTEMS, INC.

By	/s/ Charles S. Rhoades
Name:	Charles S. Rhoades
Title:	CEO

SATCON ELECTRONICS, INC.

By	/s/ Charles S. Rhoades
Name:	Charles S. Rhoades
Title:	CEO

SATCON POWER SYSTEMS CANADA LTD.

By	/s/ Charles S. Rhoades
Name:	Charles S. Rhoades
Title:	CEO

BANK:

SILICON VALLEY BANK

By	/s/ Michael Quinn
Name:	Michael Quinn
Title:	RM

[Satcon — Eighth Loan Modification Agreement Signature Page]

Exhibit A to Eighth Loan Modification Agreement

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	SATCON TECHNOLOGY CORPORATION, et al.

The undersigned authorized officer of Satcon Technology Corporation and its Subsidiaries (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                                with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	☐ Yes	☐ No
Annual financial statement (CPA Audited) + CC	FYE within 120 days	☐ Yes	☐ No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	☐ Yes	☐ No
A/R & A/P Agings	Monthly within 15 days	☐ Yes	☐ No
Projections	Annually	☐ Yes	☐ No
Transaction Reports

Bi-weekly (monthly, in the event (I)  there are no outstanding Credit  Extensions under the Revolving line  for the entire calendar month then  ended or (II) Borrower maintains or exceeds $10,000,000 in (A) Borrower’s unrestricted cash on deposit at Bank  plus (B) unused availability pursuant  to the Revolving Line under this Agreement, as determined by Bank  with reference to the Availability  Amount set forth therein.

		☐ Yes	☐ No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required		Actual	Complies

Maintain, as indicated:
Minimum Liquidity (at all times, certified monthly)	$	*	$	☐ Yes	☐ No
Minimum adjusted EBITDA (quarterly)	$	**	$	☐ Yes	☐ No

* See Section 6.9(a)

** See Section 6.9(b)

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

SATCON TECHNOLOGY CORPORATION, et al.	BANK USE ONLY

Received by:
By:	AUTHORIZED SIGNER
Name:
Title:	Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: ☐ Yes ☐ No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

I.              Liquidity (Section 6.9(a))

Required:               (I) From the Eighth Loan Modification Effective Date through and including March 31, 2011, Borrower shall maintain (A) unrestricted cash on deposit at Bank plus (B) unused availability pursuant to the Revolving Line under this Agreement, as determined by Bank with reference to the Availability Amount set forth herein (including, through August 30, 2010, the unused availability under the Non-formula Sublimit), of at least $5,000,000; and (II) From April 1, 2011 and at all times thereafter, Borrower shall maintain (A) unrestricted cash on deposit at Bank plus (B) unused availability pursuant to the Revolving Line under this Agreement, as determined by Bank with reference to the Availability Amount set forth herein, of at least $6,500,000.

Actual:

A.	Unrestricted cash at Bank	$

B.

Unused availability pursuant to the Revolving Line under this Agreement, as determined by Bank with reference to the Availability Amount set forth herein (including, through August 30, 2010, the unused availability under the Non-formula Sublimit)

$

C.	Liquidity (line A plus line B)	$

Is line C equal to or greater than $[                          ]?

               ☐ No, not in compliance                                                                                                ☐ Yes, in compliance

II.            Adjusted EBITDA (Section 6.9(b))

Required:               Achieve EBITDA minus Capital Expenditures, tested as of the last day of each fiscal quarter on a trailing quarterly basis or trailing two-quarter’s basis, as indicated below, of at least the following for the periods listed below:

Quarterly Period Ending	Minimum Adjusted EBITDA

Trailing quarterly period ending September 30, 2010	$(2,000,000)

Trailing quarterly period ending December 31, 2010	$2,000,000

Trailing two-quarter period ending March 31, 2011	$5,000,000

Trailing two-quarter period ending June 30, 2011	$5,000,000

Trailing two-quarter period ending September 30, 2011	$5,000,000

Actual:

A. Net Income, exclusive of any non-cash gains or losses due to mark-to-market changes in the value of Borrower’s warrants	$
B. To the extend deducted from the calculation of Net Income:	$

1. Interest Expense	$

2. Depreciation and amortization expense (including, without limitation, deferred financing costs and expenses)	$
3. Income tax expense	$

4. Non-cash stock compensation expense	$

C. EBITDA (line A plus line B.1 plus line B.2 plus line B.3 plus line B.4)	$

D. Capital Expenditures	$

E. Adjusted EBITDA (line C minus line D)	$

Is line E equal to or greater than $[                                      ]?

               ☐ No, not in compliance                                                                                                ☐ Yes, in compliance